AMENDED AND RESTATED PROCEEDS SHARING AGREEMENT

     This AMENDED AND RESTATED PROCEEDS SHARING AGREEMENT (this "AGREEMENT") is made and entered into as of May 1, 2008, by and among certain holders (the "SERIES A-1 STOCKHOLDERS") of InterPharm Holdings, Inc., a Delaware corporation (the "COMPANY") Series A-1 Preferred Stock, par value $.01 per share (the "SERIES A-1 PREFERRED"), the holders (the "SERIES D-1 STOCKHOLDERS") of all of the Company's Series D-1 Preferred Stock, par value $.01 per share (the "SERIES D-1 PREFERRED" and, together with the Series A-1 Preferred, the "PREFERRED STOCK"), and the holders (the "COMMON STOCKHOLDERS") of certain shares of the Company's Common Stock, par value $.01 per share (the "COMMON STOCK"). The Series A-1 Stockholders and Series D-1 Stockholders are collectively referred to herein as the "PREFERRED STOCKHOLDERS." Such Common Stockholders and Preferred Stockholders are listed on SCHEDULE A hereto and are collectively referred to herein as the "STOCKHOLDERS" and each a "STOCKHOLDER."

                                    RECITAL:

     WHEREAS, the Company and the undersigned entered into an asset purchase agreement (the "ORIGINAL ASSET PURCHASE AGREEMENT") with Amneal Pharmaceuticals, LLC ("AMNEAL") on April 24, 2008 pursuant to which Amneal agreed to purchase, and the Company agreed to sell, substantially all of the Company's assets, subject, among other things, to Amneal's satisfactory completion of its due diligence on or before April 30, 2008 (such purchase the "AMNEAL PURCHASE");

     WHEREAS, Amneal has advised the Company that it is willing to proceed with the Amneal Purchase only if the Company and the Stockholders execute and deliver a First Amendment to Asset Purchase Agreement (such Original Asset Purchase Agreement, as amended, the "ASSET PURCHASE AGREEMENT");

     WHEREAS, the Stockholders are willing to execute the Asset Purchase Agreement provided that the Preferred Stockholders enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Stockholders agree as follows:

     1. PROCEEDS SHARING.

          (a) ALL HOLDERS OF COMMON STOCK. In the event that (i) the holders of the Common Stock of the Company receive aggregate cash distributions from the Company or Amneal with respect to their shares of Common Stock of less than $3 million, and (ii) the Series D-1 Stockholders receive aggregate cash distributions from the Company or Amneal of at least

$13 million with respect to their Series D-1 Preferred, each of the Series D-1 Stockholders, severally and not jointly, hereby agrees to share proceeds with all holders of Common Stock of the Company to the extent that proceeds to such Series D-1 Stockholder with respect to its shares of Series D-1 Preferred are in excess of $6.5 million, until all holders of Common Stock have received proceeds from the Company, Amneal and the Series D-1 Stockholders equal to an aggregate of $3 million. For example, if a Series D-1 Stockholder receives distributions of proceeds of $7.5 million, and the Common Stockholders receive no distributions of proceeds from the Company or Amneal, such Series D-1 Stockholder will pay $1 million in the aggregate to all holders of Common Stock of the Company in proportion to their respective holdings of shares of Common Stock of the Company. No additional proceeds shall be payable to the holders of Common Stock of the Company by the Series D-1 Stockholders once the Common Stockholders have received aggregate proceeds from the Company, Amneal and pursuant to this Section 1(a) equal to $3 million.

          (b) BHUPATALAL K. SUTARIA. Provided that each of the Series D-1 Stockholders has received cash proceeds from the Company or Amneal in connection with the Amneal Purchase of at least $2 million, each of the holders of Preferred Stock agrees, severally and not jointly, to pay to Bhupatalal K. Sutaria their pro rata share (as set forth opposite their names on SCHEDULE A hereto) of $850,000. Notwithstanding the foregoing, in the event that Bhupatalal
K. Sutaria receives aggregate proceeds from the Company,  Amneal and pursuant to
Section 1(a) with respect to his shares of Common Stock in an amount greater than $250,000, then any such excess amount shall reduce, dollar for dollar, the aggregate amount payable to him pursuant to this Section 1(b).

          (c) RAJ SUTARIA. Provided that each of the Series D-1 Stockholders has received cash proceeds from the Company or Amneal in connection with the Amneal Purchase of at least $2 million, each of the holders of Preferred Stock agrees, severally and not jointly, to pay to Raj Sutaria their pro rata share (as set forth opposite their names on SCHEDULE A hereto) of $350,000. Notwithstanding the foregoing, in the event that Raj Sutaria receives aggregate proceeds from the Company, Amneal and pursuant to Section 1(a) with respect to his shares of Common Stock in an amount greater than $200,000, then any such excess amount shall reduce, dollar for dollar, the aggregate amount payable to him pursuant to this Section 1(c).

          (d) LIMITATION ON PAYMENTS PURSUANT TO SECTIONS 1(B) AND 1(C). Notwithstanding anything to the contrary in Section 1(b) or Section 1(c) above, in the event that the Series D-1 Stockholders have each received cash proceeds from the Company or Amneal in connection with the Amneal Purchase of less than $2.4 million, then the amount payable pursuant to Section 1(b) and Section 1(c) by the holders of the Preferred Stock shall be reduced (ratably as between Bhupatalal K. Sutaria and Raj Sutaria) such that each of the Series D-1

Stockholders  will retain,  after the payments  contemplated by Section 1(b) and
Section 1(c), at least $2 million. For example, if each of the Series D-1 Stockholders receive cash proceeds from the Company or Amneal in connection with the Amneal Purchase of $2.2 million, the aggregate amount payable to both
Bhupatalal K. Sutaria and Raj Sutaria would be reduced from $1.2 million to $600,000, payable $425,000 to Bhupatalal K. Sutaria and $175,000 to Raj Sutaria, by the holders of the Preferred Stock in accordance with their pro rata share (as set forth opposite their names on SCHEDULE A hereto).

          2. TIMING OF PAYMENTS. Amounts payable pursuant to this Agreement shall be made on the later of (i) as, if and when the Series D-1 Stockholders receive distributions from the Company or Amneal with respect to their Series D-1 Preferred from the proceeds of the Amneal Purchase and (ii) when the amounts so payable can be reasonably determined. Proceeds which are escrowed in the Amneal Purchase shall not be payable under this Agreement until such proceeds have been paid to the Company and have been distributed by the Company or directly by Amneal, if applicable. As proceeds are available for distribution to the Series D-1 Stockholders, in the event that amounts are payable pursuant to this Agreement, the Series D-1 Stockholders may direct the Company to pay a portion of such amounts directly to the holders of Common Stock, Bhupatalal K. Sutaria or Raj Sutaria, as the case may be, pursuant to Section 1 above. The holders of Common Stock, Bhupatalal K. Sutaria and Raj Sutaria are collectively referred to herein as the "BENEFICIARIES" and each a "BENEFICIARY."

     3. CONDITION TO PAYMENT. Notwithstanding any other provision of this Agreement, no Beneficiary shall be entitled to any payment hereunder unless such Beneficiary has executed all documents reasonably requested or required by the Company or Amneal in connection with the consummation of the Amneal Purchase, which requirement may be waived by the holders of the Series D-1 Preferred in their reasonable discretion.

     4. APPROVAL OF AMNEAL PURCHASE. As a condition to the parties entering into this Agreement, each of the Stockholders is simultaneously herewith executing and delivering to the Company a signed written consent of stockholders approving the Asset Purchase Agreement and the transactions contemplated thereby. Each Stockholder, as a holder of Preferred Stock and/or Common Stock, hereby agrees on behalf of itself, any entity he or she controls which holds such Common Stock or Preferred Stock ("ENTITIES") and any transferee or assignee of any such shares of Preferred Stock or Common Stock ("TRANSFEREES"), to hold all of the shares of Preferred Stock and Common Stock registered in his, her or its name or in the name of an Entity or Transferee (and any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution of the Preferred Stock or Common Stock, and any other voting securities of the Company subsequently acquired by such Stockholder, Entity or Transferee) (hereinafter collectively referred to as the "SHARES") subject to, and to vote the Shares at a regular or special meeting of the stockholders (or by written consent) in accordance with, and otherwise:

          (i) to refrain from exercising any dissenters' rights or rights of appraisal under applicable law at any time with respect to the Amneal Purchase;

          (ii) to execute and deliver all related documentation and take such other action in support of the Amneal Purchase as shall be requested by the Company which are reasonable and customary for a stockholder in an asset purchase transaction; and

          (iii) except as set forth herein and except as set forth in that certain irrevocable proxy, dated November 7, 2007, neither any of the parties hereto nor any affiliates thereof shall deposit any shares of capital stock of the Company beneficially owned by such person in a voting trust or subject any such shares to any arrangement or agreement with respect to the voting of such shares.

     5. GRANT OF PROXY. Upon the failure of any Stockholder to vote their Shares in accordance with the terms of this Agreement, such Stockholder hereby grants to the Designated Stockholder (as defined below) a proxy coupled with an interest in all Shares owned by such Stockholder, which proxy shall be irrevocable until this Agreement terminated pursuant to its terms or this
Section 5 is amended to remove such grant of proxy in accordance with Section 12 hereof, to vote all such Shares in the manner provided in Section 4 hereof. As used in this Section 5, "Designated Stockholder" means a stockholder designated at the time of such failure by the Stockholders holding a majority of the Shares who then voted in accordance with this Agreement.

     6. OWNERSHIP OF SHARES. Each of the Stockholders, severally and not jointly, represents and warrants to the other Stockholders that, as of the date hereof, SCHEDULE A accurately sets forth opposite such Stockholder's name the number of shares of Common Stock and Preferred Stock owned by such Stockholder in all material respects.

     7. SPECIFIC ENFORCEMENT. It is agreed and understood that monetary damages would not adequately compensate an injured Stockholder for the breach of this Agreement by any Stockholder, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each Stockholder hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

     8. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section
8).

     9. MANNER OF VOTING. The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law.

     10. TAXES. The Beneficiaries shall be responsible for and shall pay all federal, state and local taxes with respect to any amounts payable to them pursuant to this Agreement.

     11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and each of their respective successors, assigns and transferees.

     12. TERM. This Agreement shall terminate and be of no further force or effect upon the abandonment or termination of negotiations by the Company for the Amneal Purchase.

     13. AMENDMENTS AND WAIVERS. Any term hereby may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of each of the Stockholders party hereto.

     14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles thereof.

     15. ENTIRE AGREEMENT. This Agreement (including the schedules hereto) is intended to be the sole agreement of the Stockholders as it relates to this subject matter and does hereby supersede all other agreements of the Stockholders relating to the subject matter hereof.

     16.   COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         P&K HOLDINGS I, LLC



         By:   /s/ Perry Sutaria
             -----------------------------------
               Perry Sutaria, Managing Member


         RAJS HOLDINGS I, LLC



         By:  /s/ Perry Sutaria
             ---------------------------------------
               Perry Sutaria, Managing Member


            RAVIS HOLDINGS I, LLC


         By:   /s/ Bhupatlal K. Sutaria
             ---------------------------------------
               Bhupatlal K. Sutaria, Managing Member


               /s/ Perry Sutaria
            ----------------------------------------
            PERRY SUTARIA


               /s/ Raj Sutaria
            ----------------------------------------
            RAJ SUTARIA


               /s/ Ravi Sutaria
            ----------------------------------------
            RAVI SUTARIA


               /s/ Maganlal K.Sutaria
            ----------------------------------------
            DR. MAGANLAL K. SUTARIA


               /s/ Bhupatlal K. Sutaria
            ----------------------------------------
            BHUPATLAL K. SUTARIA

         TULLIS-DICKERSON CAPITAL FOCUS III, L.P.

         By:  Tullis-Dickerson Partners III, L.L.C., its general partner

         By:   /s/ Joan P. Neuscheler
           -----------------------------------------
         Name:  Joan P. Neuscheler
         Title: Principal




         AISLING CAPITAL II, L.P.

         By:  AISLING CAPITAL PARTNERS, LP
              Its General Partner

         By:  AISLING CAPITAL PARTNERS, LLC
              Its General Partner


         By:       /s/ Dennis Purcell
            ----------------------------------------
         Name:  Dennis Purcell
         Title: SMD

                                                       SCHEDULE A

------------------------------------------------------------------------------------------------------------------------------
                                                                          Series A-1    Series D-1                  Pro Rata
                                                                             as            as          Total as    Share Under
                                                                          converted     converted     Converted     Sections
        Stockholder               Common     Series A-1    Series D-1     to Common     to Common     to Common   1(b) and 1(c)
------------------------------------------------------------------------------------------------------------------------------

Dr. Maganlal K. Sutaria            500,000    2,526,152                   2,526,152                  3,026,152         22.34%
------------------------------------------------------------------------------------------------------------------------------

Bhupatalal K. Sutaria              548,381                                                             548,381
------------------------------------------------------------------------------------------------------------------------------

Raj Holdings I LLC              15,526,102      624,225                     624,225                 16,150,327          5.50%
------------------------------------------------------------------------------------------------------------------------------

Raj Sutaria                      2,130,946                                                           2,130,946
------------------------------------------------------------------------------------------------------------------------------

P& K Holdings LLC                8,014,928                                                           8,014,928
------------------------------------------------------------------------------------------------------------------------------

Perry Sutaria                    2,019,166      624,225                     624,225                  2,643,391          5.50%
------------------------------------------------------------------------------------------------------------------------------

Ravis Holdings I, LLC           10,518,645                                                          10,492,445
------------------------------------------------------------------------------------------------------------------------------

Ravi Sutaria                     1,864,800                                                           1,864,800
------------------------------------------------------------------------------------------------------------------------------

Aisling Capital II, L.P.           505,561                     10,000                  10,526,316   11,031,877         33.33%
------------------------------------------------------------------------------------------------------------------------------

Tullis-Dickerson Capital           568,647                     10,000                  10,526,316   11,094,963         33.33%
Focus III, L.P.
------------------------------------------------------------------------------------------------------------------------------

                                42,197,176    3,774,602        20,000     3,774,602    21,052,632   66,998,210        100.00%
------------------------------------------------------------------------------------------------------------------------------